As filed with the Securities and Exchange Commission on March 19, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APOLLO GLOBAL MANAGEMENT, LLC

(Exact Name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	20-8880053 (I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, New York (Address of principal executive office)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Series B Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

                                  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the 6.375% Series B Preferred Shares (the “Preferred Shares”) of Apollo Global Management, LLC (the “Registrant”) are contained in a prospectus dated May 6, 2016, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-211225), relating to the Preferred Shares (the “Prospectus”), and a supplement to the Prospectus dated March 12, 2018 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Preferred Shares contained in the Prospectus under the heading “Description of Shares” and the description of the Preferred Shares in the Prospectus Supplement under the heading “Description of the Series B Preferred Shares,” are each incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Limited Liability Company Agreement of Apollo Global Management, LLC dated March 19, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2018).

3.2	Certificate of Formation of Apollo Global Management, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-150141)).

3.3	Amended and Restated Limited Liability Company Operating Agreement of AGM Management, LLC, dated as of July 10, 2007 (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-150141)).

4.1	Form of 6.375% Series B Preferred Shares Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Chief Legal Officer

Date: March 19, 2018